UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2007

Halo Technology Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-33197	88-0467845
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Railroad Avenue, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203 422 2950

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

As described in the Company’s Current Report on Form 8-K filed August 30, 2006, on August 24, 2006 Halo Technology Holdings, Inc. ("Halo" or the "Company") entered into an Agreement and Plan of Merger (the "Agreement") with Tenebril Acquisition Sub, Inc., ("Merger Sub") a wholly-owned subsidiary of the Company, Tenebril Inc., ("Tenebril" or the "Target"), and Sierra Ventures, as agent for the Target stockholders (the "Stockholders’ Agent"). Under the terms of the Agreement, Tenebril was merged with and into the Merger Sub with Tenebril surviving as a wholly-owned subsidiary of the Company (the "Merger"). At the effective time of the Merger, the shares of Tenebril issued and outstanding immediately prior to the effective time were converted into promissory notes issued by the Company (each, a "Promissory Note" and collectively, the "Promissory Notes"). The aggregate original principal amount of all Promissory Notes issued by Company was $3,000,000. The maturity of the Promissory Notes was February 15, 2007, and interest accrued at a rate equal to eight and one-quarter percent (8.25%) per annum.

Pursuant to the terms of the Promissory Notes, at the Company’s option, the Company had the right to convert some or all of the amount due under the Promissory Notes into shares of Common Stock of the Company. The Company elected to convert all of the outstanding principal and accrued interest under the Promissory Notes into shares of Common Stock of the Company. Accordingly, the Company issued to the holders of the Promissory Notes an aggregate of 8,305,334 shares of its Common Stock in conversion of the $3,000,000 of principal due under the Promissory Notes and accrued interest of $120,312.50.

The issuance of the Common Stock was made in reliance upon the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), set forth in Sections 4(2) thereof and the rules and regulations under the Securities Act, including Regulation D, as transactions by an issuer not involving any public offering and/or sales to a limited number of purchasers who were acquiring such securities for their own account for investment purposes and not with a view to the resale or distribution thereof. The holders of the Promissory Notes acquired the shares for their own accounts.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halo Technology Holdings, Inc.

February 22, 2007	By:	Ernest Mysogland

Name: Ernest Mysogland
Title: Executive Vice President